                                                                   EXHIBIT 10.16

================================================================================



          5-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY
                                   AGREEMENT


                            Dated as of May 6, 1994



                                     among


                     BURLINGTON NORTHERN RAILROAD COMPANY,



                           THE LENDERS NAMED HEREIN,

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,

                            as Administrative Agent

                                      and

                   CHEMICAL BANK AGENCY SERVICES CORPORATION,

                     as Competitive Advance Facility Agent



================================================================================
                                                        [CS&M Ref. No. 6700-227]

[6700-070(X)RAF/CV08B.WPF/30D/4674W]

                         TABLE OF CONTENTS


Article      Section                                     Page
- -------      -------                                     ----

    I.       DEFINITIONS

             1.01   Defined Terms .....................     1
             1.02   Terms Generally ...................    17

    II.      THE CREDITS

             2.01   Commitments .......................    18
             2.02   Loans .............................    18
             2.03   Competitive Bid Procedure .........    20
             2.04   Standby Borrowing Procedure .......    23
             2.05   Refinancings ......................    24
             2.06   Conversion and Continuation of
                      Standby Borrowings ..............    25
             2.07   Fees ..............................    27
             2.08   Repayment of Loans ................    28
             2.09   Interest on Loans .................    28
             2.10   Default Interest ..................    29
             2.11   Alternate Rate of Interest ........    29
             2.12   Termination and Reduction of
                      Commitments .....................    31
             2.13   Prepayment ........................    31
             2.14   Reserve Requirements; Change in
                      Circumstances ...................    32
             2.15   Change in Legality ................    34
             2.16   Indemnity .........................    35
             2.17   Pro Rata Treatment ................    36
             2.18   Sharing of Setoffs ................    37
             2.19   Payments ..........................    38
             2.20   Taxes .............................    38
             2.21   Termination or Assignment of
                      Commitments Under Certain
                      Circumstances ...................    41

    III.     REPRESENTATIONS AND WARRANTIES ...........    42

    IV.      CONDITIONS OF LENDING

             4.01   Conditions to Effectiveness of
                      Commitments .....................    46
             4.02   Conditions to All Borrowings ......    47

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

Article      Section                                     Page
- -------      -------                                     ----

    V.       AFFIRMATIVE COVENANTS

             5.01   Existence; Businesses and
                      Properties ......................    48
             5.02   Insurance .........................    49
             5.03   Reporting Requirements ............    49
             5.04   Consolidated Tangible Net Worth ...    52
             5.05   Taxes .............................    52

    VI.      NEGATIVE COVENANTS

             6.01   Debt ..............................    52
             6.02   Sale, etc., of Assets .............    53
             6.03   Mergers, etc ......................    54
             6.04   Liens .............................    54
             6.05   Sales of Accounts Receivable ......    55

    VII.     EVENTS OF DEFAULT ........................    56

   VIII.     THE AGENTS ...............................    59

    IX.      MISCELLANEOUS

             9.01   Notices ...........................    62
             9.02   Survival of Agreement .............    63
             9.03   Binding Effect ....................    64
             9.04   Successors and Assigns ............    64
             9.05   Expenses; Indemnity ...............    68
             9.06   Right of Setoff ...................    69
             9.07   Applicable Law ....................    69
             9.08   Waivers; Amendment ................    69
             9.09   Interest Rate Limitation ..........    70
             9.10   Entire Agreement ..................    71
             9.11   Severability ......................    71
             9.12   Counterparts ......................    71
             9.13   Headings ..........................    71
             9.14   Jurisdiction; Consent to Service of
                      Process .........................    71


Exhibit A-1       Form of Competitive Bid Request

Exhibit A-2       Form of Notice of Competitive Bid Request

Exhibit A-3       Form of Competitive Bid

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

Exhibit A-4       Form of Competitive Bid Accept/Reject
                  Letter

Exhibit A-5       Form of Standby Borrowing Request

Exhibit B         Administrative Questionnaire

Exhibit C         Form of Assignment and Acceptance

Exhibit D         Form of Opinion of Francis T. Kelly, Esq.,
                  Counsel for the Borrower

Exhibit E         Form of Opinion of Douglas J. Babb, Vice
                  President and General Counsel of the
                  Borrower

Schedule 2.01     Commitments

Schedule 6.04(a)  Existing Liens

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

                    5-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY
               AGREEMENT dated as of May 6, 1994, among BURLINGTON NORTHERN RAILROAD COMPANY, a Delaware corporation (the "Borrower"); the lenders listed in Schedule 2.01 hereto (the "Lenders"); TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Administrative Agent") and CHEMICAL BANK AGENCY SERVICES CORPORATION, as competitive advance facility agent (in such capacity, the "CAF Agent").


          The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) a principal amount not in excess of $500,000,000 at any time outstanding. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrower. The proceeds of such borrowings are to be used for general corporate purposes, including providing backup liquidity for the Borrower's commercial paper program and for acquisitions of any person approved by the board of directors or other comparable body of such person. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

          Accordingly, the Borrower, the Lenders, the Administrative Agent and the CAF Agent agree as follows:


ARTICLE I.  DEFINITIONS

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         --------------
following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.
           -------------

          "ABR Loan" shall mean any Standby Loan bearing interest at a rate
           --------
determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

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

          "Adjusted CD Rate" shall mean, with respect to any CD Borrowing for
           ----------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if
 -------------
necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to each Reference Bank on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing for the purchase at face value of negotiable certificates of deposit of such Reference Bank in a principal amount approximately equal to such Reference Bank's portion of such CD Borrowing and with a maturity comparable to such Interest Period.

          "Administrative Questionnaire" shall mean an Administrative
           ----------------------------
Questionnaire in the form of Exhibit B hereto.

          "Affiliate" shall mean, when used with respect to a specified person,
           ---------
another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.

          "Agent Fees" shall have the meaning given such term in Section
           ----------
2.07(b).

          "Agents" shall mean the CAF Agent and the Administrative Agent.
           ------

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean as of a particular
                                  ----------
date, the prime rate most recently announced by the Administrative Agent and thereafter entered in the minutes of the Administrative Agent's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to the Borrower or any other person, which prime rate may not

[6700-070(X)RAF/A08B.WPF/30D/4674W]
necessarily represent the lowest or best rate actually charged to a customer. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month
- -------------
Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market
- ------------------------------
rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal
                                                                       -------
Funds Effective Rate" shall mean, for any day, the weighted average of the rates
- --------------------
on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

[6700-070(X)RAF/A08B.WPF/30D/4674W]

          "Applicable Fee Percentage" shall mean on any date the applicable
           -------------------------
percentage set forth below based upon the ratings applicable on such date to indebtedness outstanding under the Mortgage Indenture or similar senior, secured, non-credit-enhanced long-term indebtedness of the Borrower (other than the Northern Pacific 3% General Lien Bonds due 2047 and the St. Louis-San Francisco 5% Debentures due 2006) for borrowed money ("Index Debt"):

                              Applicable
                                 Fee
                              Percentage
                              -----------

    Category 1
    ----------

    A or higher by S&P;           .125%
    A2 or higher by Moody's

    Category 2
    ----------

    A- by S&P;                    .150%
    A3 by Moody's

    Category 3
    ----------

    BBB+ by S&P;                  .1875%
    Baa1 by Moody's

    Category 4
    ----------

    BBB by S&P;                   .225%
    Baa2 by Moody's

    Category 5
    ----------

    BBB- or lower by S&P;         .350%
    Baa3 or lower by Moody's

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for Index Debt (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a rating for Index Debt in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Fee Percentage shall be determined by reference to the inferior (or numerically highest) Category, (iii) if any rating established or deemed to have been esta-

[6700-070(X)RAF/A08B.WPF/30D/4674W]
blished by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change and (iv) in the event, and for so long as, the commercial paper rating applicable to the Borrower shall be lower than A-2 by S&P or lower than P-2 by Moody's or no such rating shall be in effect from either Moody's or S&P (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), the Applicable Fee Percentage shall be determined by reference to Category 5. Each change in the Applicable Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency, and pending agreement on such amendment, the rating in effect immediately prior to such change or cessation will be used in determining the Applicable Fee Percentage.


          "Applicable Margin" shall mean on any date, with respect to Eurodollar
           -----------------
Standby Loans, CD Loans or ABR Loans, as the case may be, the applicable spreads set forth below based upon the ratings applicable on such date to the Borrower's Index Debt:

                             Eurodollar   CD Loan   ABR Loan
                            Loan Spread    Spread    Spread
                            ------------  --------  ---------
Category 1
- ----------

A or higher by S&P;             .200%       .325%       0%

Category 2
- ----------

A- by S&P;                      .225%       .350%       0%
A3 by Moody's

Category 3
- ----------

BBB+ by S&P;                    .250%       .375%       0%


[6700-070(X)RAF/A08B.WPF/30D/4674W]

Category 4
- ----------

BBB by S&P;                     .375%       .500%       0%
Baa2 by Moody's

Category 5
- ----------

BBB- or lower by S&P            .500%       .625%       0%
Baa3 or lower by Moody's

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for Index Debt (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a rating for Index Debt in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be determined by reference to the inferior (or numerically higher) Category, (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change and (iv) in the event, and for so long as, the commercial paper rating applicable to the Borrower shall be lower than A-2 by S&P or lower than P-2 by Moody's or no such rating shall be in effect from either Moody's or S&P (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), the Applicable Margin shall be determined by reference to Category 5. Each change in the Applicable Margin shall apply to all Eurodollar Standby Loans, CD Loans and ABR Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the nonavailability of ratings from such rating agency, and pending agreement on such amendment, the rating in effect immediately prior to such change or cessation will be used in determining the Applicable Margin.

[6700-070(X)RAF/A08B.WPF/30D/4674W]

          "Assessment Rate" shall mean for any date the annual rate (rounded
           ---------------
upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States.

          "Borrowing" shall mean a group of Loans of a single Type made by the
           ---------
Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

          "Business Day" shall mean any day (other than a day which is a
           ------------
Saturday, Sunday or legal holiday in the State of Texas or New York) on which banks are open for business in Houston and New York City; provided, however,
                                                          --------  -------
that, when used in connection with a Eurodollar Loan, the term "Business Day"
                                                                -------- ---
shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CD Borrowing" shall mean a Borrowing comprised of CD Loans.
           ------------

          "CD Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

          A "Change in Control" shall be deemed to have occurred if (a) any
             -----------------
person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent (other than as the result of a transaction approved by the Parent's Board of Directors), (b) a majority of the seats (other

[6700-070(X)RAF/A08B.WPF/30D/4674W]
than vacant seats) on the board of directors of the Parent shall at any time have been occupied by persons who were neither (i) nominated by the board of directors of the Parent, nor (ii) appointed by directors so nominated, (c) any person or group shall otherwise directly or indirectly obtain control of the Parent (other than in a transaction approved by the Parent's Board of Directors) or (d) the Parent shall cease to control the Borrower.

          "Closing Date" shall mean the date hereof.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as the same may
            ----
be amended from time to time.

          "Commitment" shall mean, with respect to each Lender, the commitment
           ----------
of such Lender hereunder as set forth in Schedule 2.01 hereto, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.12. The Commitments shall automatically and permanently terminate on the Maturity Date.

          "Competitive Bid" shall mean an offer by a Lender to make a
           ---------------
Competitive Loan pursuant to Section 2.03.

           "Competitive Bid Accept/Reject Letter" shall mean a notification
            ------------------------------------
made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

           "Competitive Bid Rate" shall mean, as to any Competitive Bid made by
            --------------------
a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" shall mean a request made pursuant to
           -----------------------
Section 2.03 in the form of Exhibit A-1.

          "Competitive Borrowing" shall mean a borrowing consisting of a
           ---------------------
Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

          "Competitive Loan" shall mean a loan from a Lender to the Borrower
           ----------------
pursuant to the bidding procedure described

[6700-070(X)RAF/A08B.WPF/30D/4674W]
in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

          "Consolidated Tangible Net Worth" shall mean preferred stockholder's
           -------------------------------
and common stockholder's equity of the Borrower (other than mandatorily redeemable preferred stock) minus intangible assets of the Borrower and its consolidated Subsidiaries.

          "Debt" shall mean, without duplication, (i) indebtedness for borrowed
           ----
money or for the deferred purchase price of property or services whether evidenced by bonds, debentures, notes or similar instruments or otherwise (but excluding, in any case, liabilities by endorsement of negotiable instruments for deposit or collection and liabilities with respect to accounts payable incurred in the ordinary course of business), (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases and (iii) obligations under direct or indirect guarantees in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness on obligations of persons (other than the Borrower and its consolidated Subsidiaries) of the kinds referred to in clauses (i) and (ii) above.

          "Default" shall mean any event or condition which upon notice, lapse
           -------
of time or both would constitute an Event of Default.

          "dollars" or "$" shall mean lawful money of the United States of
           -------      -
America.

          "Engagement Letter" shall mean the engagement letter dated April 7,
           -----------------
1994, among the Borrower, the Administrative Agent and Chemical Securities Inc.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any person who for purposes of Title IV
           ---------------
of ERISA is a member of the Borrower's controlled group, or is under common control with the Borrower, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

[6700-070(X)RAF/A08B.WPF/30D/4674W]

          "Eurodollar Borrowing" shall mean a Borrowing comprised of
           --------------------
Eurodollar Loans.


          "Eurodollar Competitive Borrowing" shall mean a Competitive Borrowing
           --------------------------------
comprised of Eurodollar Competitive Loans.

          "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing
           ---------------------------
interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or
           ---------------
Eurodollar Standby Loan.

          "Eurodollar Standby Borrowing" shall mean a Standby Borrowing
           ----------------------------
comprised of Eurodollar Standby Loans.

          "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning given such term in Article
           ----------------
VII.

          "Existing Facility" shall mean the $500,000,000 Competitive Advance
            -----------------
and Revolving Credit Facility Agreement dated as of October 18, 1991, among the Borrower, the lenders named therein, Texas Commerce Bank National Association, as administrative agent, and Chemical Bank, as facility agent.

          "Existing Liens" shall mean Liens existing on the date hereof and
            --------------
described on Schedule 6.04(a) hereto and any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by such Lien, but only to the extent the amount of such Debt shall not be increased.

          "Existing Mortgages" shall mean each security or other agreement of
           ------------------
whatever nature described within the Burlington Northern Railroad Company Long-Term Debt Book dated December 31, 1993, a copy of which has been delivered by the Borrower to the Administrative Agent, as such agreements may have been amended or modified to the date hereof or as they may be amended, supplemented, replaced or modified from time to time hereafter.

[6700-070(X)RAF/A08B.WPF/30D/4674W]

[6700-070(X)RAF/A08B.WPF/30D/4674W]

          "Facility A Credit Agreement" shall mean the $300,000,000 Competitive
           ---------------------------
Advance and Revolving Credit Facility Agreement dated as of the date hereof among the Borrower, the lenders named therein, Texas Commerce Bank National Association, as administrative agent for the Lenders, and Chemical Bank Agency Services Corporation, as CAF Agent.

          "Facility Fee" shall have the meaning assigned to such term in Section
           ------------
2.07(a).

          "Federal Funds Effective Rate" shall have the meaning assigned
           ----------------------------
thereto in the definition of Alternate Base Rate.

          "Fees" shall mean the Facility Fee and the Agent Fees.
           ----

          "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate
           --------------------
Loans.

          "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at
           ---------------
a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles, applied on a basis consistent with the financial statements referred to in paragraph (e) of Article III hereof.

          "Governmental Authority" shall mean any Federal, state, local or
           ----------------------
foreign court or governmental agency, authority, instrumentality or regulatory body.

          "ICC" shall mean the Interstate Commerce Commission or any successor
           ---
thereto.

          "Index Debt" shall have the meaning assigned thereto in the
           ----------
definition of Applicable Fee Percentage.

          "Insufficiency" shall mean, with respect to any Plan, the amount, if
           -------------
any, by which the present value of the benefit liabilities under such Plan exceeds the fair market value of the assets of such Plan.

[6700-070(X)RAF/A08B.WPF/30D/4674W]

          "Interest Payment Date" shall mean, with respect to any Loan, the
           ---------------------
last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months duration or a Fixed Rate Loan or a CD Loan with an Interest Period of more than 90 days duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

          "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is
(i) in the case of any Eurodollar Competitive Loan, any whole number of months (but not more than 12 months) thereafter, as the Borrower may elect and (ii) in the case of any Eurodollar Standby Loan, 1, 2, 3 or 6 months or, with the approval of all the Lenders, 9 or 12 months thereafter, as the Borrower may elect, (b) as to any CD Borrowing, a period of 30, 60, 90, 180, 270 or 360 days duration, as the Borrower may elect, commencing on the date of such Borrowing,
(c) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of repayment, prepayment or conversion of such Borrowing and (d) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any
                                           --------  -------
Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

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

          "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for
           ---------
any Interest Period, an interest rate per annum equal to the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which dollar deposits for a maturity comparable to such Interest Period are offered by the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any Affiliate of such Reference Bank) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period in amounts approximately equal to the amount of such Borrowing.

          "Lien" shall mean any lien, security interest or other charge or
           ----
encumbrance, or any assignment of the right to receive income, or any other type of preferential arrangement, in each case to secure any obligation of any person.

          "Loan" shall mean any Competitive Loan or Standby Loan.
           ----

          "Loan Documents" shall mean this Agreement and the Fee Letter dated
           --------------
April 7, 1994 among the Administrative Agent, Chemical Securities Inc. and the Borrower.

          "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin
           ------
(expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Margin Stock" shall have the meaning given such term under
           ------------
Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
financial condition or operations of the Borrower and its consolidated Subsidiaries on a consolidated basis.

          "Material Plan" shall mean any Plan the assets of which exceed
           -------------
$50,000,000 or the liabilities of which for unfunded benefit liabilities exceed $15,000,000.

          "Maturity Date" shall mean May 6, 1999.
           -------------

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

          "Moody's" shall mean Moody's Investors Service.
           -------

          "Mortgage Indenture" shall mean the Consolidated Mortgage, dated
           ------------------
March 2, 1970, by Burlington Northern Inc. (the former name of the Borrower) to Morgan Guaranty Trust Company of New York and Jacob M. Ford II, as trustees, as amended to the date hereof and as amended, supplemented or modified from time to time hereafter.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
           ------------------
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

          "Multiple Employer Plan" shall mean a single employer plan, as
           ----------------------
defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Parent" shall mean Burlington Northern Inc., a Delaware corporation.
           ------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred
           ----
to and defined in ERISA, or any successor thereto.

          "person" shall mean any natural person, corporation, business trust,
           ------
joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any pension plan (other than a Multiemployer Plan)
           ----
subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

          "Reference Banks" shall mean Texas Commerce Bank National Association,
           ---------------
Citibank, N.A. and The First National Bank of Chicago.

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

          "Register" shall have the meaning given such term in Section 9.04(d).
           --------

          "Regulation D" shall mean Regulation D of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Required Lenders" shall mean, at any time, Lenders having
           ----------------
Commitments representing at least 55% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VII, Lenders holding Loans representing at least 55% of the aggregate principal amount of the Loans outstanding.

          "Responsible Officer" shall mean with respect to the subject matter
           -------------------
of any covenant, agreement, or obligation of the Borrower contained in this Agreement, the president, any vice president, treasurer, assistant treasurer or other officer of the Borrower who in the normal performance of his or her operational responsibility would have knowledge of such subject matter and the requirements of such covenants, agreements or obligations of the Borrower with respect thereto.

          "S&P" shall mean Standard and Poor's Corporation.
           ---

          "Standby Borrowing" shall mean a borrowing consisting of simultaneous
           -----------------
Standby Loans from each of the Lenders.

          "Standby Borrowing Request" shall mean a request made pursuant to
           -------------------------
Section 2.04 in the form of Exhibit A-5.

          "Standby Loans" shall mean the revolving loans made by the Lenders to
           -------------
the Borrower pursuant to

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

Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan, a CD Standby Loan or an ABR Standby Loan.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal),
           ------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" shall mean, with respect to any person (herein referred
           ----------
to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" shall mean any subsidiary of the Borrower.
           ----------

          "Termination Event" shall mean (i) a "reportable event," as such term
           -----------------
is described in Section 4043 of ERISA, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan,
(iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (v) a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the

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

Code) with respect to any Plan or (vi) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Total Commitment" shall mean at any time the aggregate amount of the
           ----------------
Lenders' Commitments, as in effect at such time.

          "Transfer" shall have the meaning given such term in Section 6.02.
           --------

          "Type", when used in respect of any Loan or Borrowing, shall refer to
           ----
the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Adjusted CD Rate, the Alternate Base Rate and the Fixed Rate.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan
           --------------------
as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Terms Generally.  The definitions in Section 1.01
                         ---------------
shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided,
                                                                      --------
however, that, for purposes of determining compliance with any covenant set
- -------
forth in Section 5.04 or Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in paragraph (e) of Article III.

[6700-070(X)RAF/A08B.WPF/30D/4674W]

ARTICLE II.  THE CREDITS

          SECTION 2.01.  Commitments.  Subject to the terms and conditions and
                         -----------
relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.17, subject, however, to the conditions that (a) at no time shall (i) the sum of (x) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (ii) the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans made pursuant to Section 2.04. Each Lender's Commitment is set forth opposite its respective name in Schedule 2.01. Such Commitments may be terminated or reduced from time to time pursuant to
Section 2.12. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

          SECTION 2.02.  Loans.  (a)  Each Standby Loan shall be made as part
                         -----
of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to
                        --------  -------
make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not

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
less than $20,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

          (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans, CD Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that
                                                                 --------
any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that
                                                        --------  -------
the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than twelve separate Standby Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence or end on the same date, shall be considered separate Loans.

          (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Houston, Texas, not later than 1:00 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received in immediately available funds to an account designated by the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to
Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.17. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (or prior to 12:00 noon on the date of such borrowing, in the case of an ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the

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

Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at
(i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03.  Competitive Bid Procedure.  (a)  In order to request
                         --------------------------
Competitive Bids, the Borrower shall hand deliver or telecopy (or communicate by telephone with prompt confirmation by telecopy or in writing) to the CAF Agent (with a copy to the Administrative Agent) a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the CAF Agent (and the Administrative Agent) (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No CD Loan or ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the CAF Agent's sole discretion, and the CAF Agent shall promptly notify the Borrower of such rejection by telecopier (or by telephone with prompt confirmation by telecopier or in writing). Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple

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
of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the CAF Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

          (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the CAF Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the CAF Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the CAF Agent, and the CAF Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the CAF Agent by telecopier (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not
- --------  -------
cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

          (c) The CAF Agent shall promptly notify the Borrower by telecopier (or by telephone promptly confirmed

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
by telecopier) of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The CAF Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this
Section 2.03.

          (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the CAF Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that
                                                      --------  -------
(i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less
- -------- -------  ------
than $5,000,000 because of the

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
provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

          (e) The CAF Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the CAF Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. The CAF Agent shall also promptly notify the Administrative Agent of the Competitive Bids that have been accepted, the amounts thereof and the Competitive Bid Rates applicable thereto.

          (f) If the CAF Agent shall become a Lender and shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the earliest time at which the other Lenders are required to submit their bids to the CAF Agent pursuant to paragraph (b) above. The CAF Agent will in no event disclose the terms of any Lender's Competitive Bid to any other Lender; provided that following the
                                              --------
acceptance or rejection of Competitive Bids submitted in response to any Competitive Bid Request, the CAF Agent may at the request of any Lender disclose information as to the range of the Competitive Bid Rates at which Competitive Bids were submitted or accepted.

          (g) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

          SECTION 2.04.  Standby Borrowing Procedure.  In order to request a
                         ---------------------------
Standby Borrowing, the Borrower shall hand deliver or telecopy (or communicate by telephone with prompt confirmation by telecopy or in writing) to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing,
(b) in the case of a CD Borrowing, not later than

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

11:00 a.m., New York City time, two Business Days before a proposed borrowing and (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing;
(ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof which shall be in a minimum principal amount of $20,000,000 and in an integral multiple of $1,000,000; and (iii) if such Borrowing is to be a Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing or CD Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

          SECTION 2.05.  Refinancings.  The Borrower may refinance all or any
                         ------------
part of any Competitive Borrowing or Standby Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Standby Borrowings and Standby Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with
Section 2.08 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the

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

Borrower pursuant to Section 2.02(c); provided, however, that (i) if the
                                      --------  -------
principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Administrative Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and (iii) to the extent any Lender fails to pay the Administrative Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.08 and shall be payable by the Borrower.

          SECTION 2.06.  Conversion and Continuation of Standby Borrowings.  The
                         --------------------------------------------------
Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 11:00 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Standby Borrowing or CD Borrowing into an ABR Borrowing, (ii) not later than 11:00 a.m., New York City time, two Business Days prior to conversion or continuation, to convert any Eurodollar Standby Borrowing or ABR Borrowing into a CD Borrowing or to continue any CD Borrowing as a CD Borrowing for an additional Interest Period, (iii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing or CD Borrowing into a Eurodollar Standby Borrowing or to continue any Eurodollar Standby Borrowing as a Eurodollar Standby Borrowing for an additional Interest Period, (iv) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Standby Borrowing to another permissible Interest Period and (v) not later than 11:00 a.m., New York City time, two Business Days prior to conversion, to convert the Interest Period with respect to any CD Borrowing to another permissible Interest Period, subject in each case to the following:

          (a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Standby Borrowing;

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

          (b) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, the aggregate principal amount of such Standby Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $20,000,000;

          (c) if any Eurodollar Standby Borrowing or CD Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
     Section 2.16;

          (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Standby Borrowing;

          (e) any portion of a Standby Borrowing maturing or required to be repaid in less than 30 days may not be converted into or continued as a CD Borrowing;

          (f) any portion of a Eurodollar Standby Borrowing or CD Borrowing which cannot be converted into or continued as a Eurodollar Standby Borrowing or a CD Borrowing by reason of clauses (d) and (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

          (g) no Interest Period may be selected for any Eurodollar Standby Borrowing or CD Borrowing that would end later than the Maturity Date.

          Each notice pursuant to this Section 2.06 shall be by hand delivery or telecopier (or by telephone with prompt confirmation by telecopier or in writing) and irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing that the Borrower requests be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing, a CD Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing or CD
Borrowing, the Interest Period with respect thereto.   If no Interest Period is
specified in any such notice with

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
respect to any conversion to or continuation as a Eurodollar Standby Borrowing or CD Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Standby Borrowing, or 30 days' duration, in the case of a CD Borrowing. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.06 and of each Lender's portion of any converted or continued Standby Borrowing.
If the Borrower shall not have given notice in accordance with this Section 2.06 to continue any Standby Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.06 to convert such Standby Borrowing), such Standby Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

          SECTION 2.07.  Fees.  (a)  The Borrower agrees to pay to each Lender,
                         -----
through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date, a facility fee (a "Facility Fee") equal to the Applicable Fee Percentage on the daily average amount of the Commitment of such Lender, whether used or unused (and whether or not the conditions set forth in Section 4.01 shall have been satisfied), during the preceding quarter (or shorter period commencing with the date hereof, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated and all outstanding Loans of such Lender repaid). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as appropriate. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the earlier of the Maturity Date and the date on which the Commitment of such Lender shall have been terminated and all outstanding Loans of such Lender repaid.

          (b) The Borrower agrees to pay the Agents, through the Administrative Agent, for the Agents' own accounts, the fees set forth in the Engagement Letter and in the Fee Letter dated April 7, 1994 among the Administrative Agent, Chemical Securities Inc. and the Borrower (the "Agent Fees") at the times and in the amounts set forth therein.

          (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.

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

Once paid, none of the Fees (other than fees paid in error and not required to have been paid under the terms of this Agreement) shall be refundable under any circumstances.

          SECTION 2.08.  Repayment of Loans.  (a)  The Borrower agrees to pay
                         -------------------
the outstanding principal balance of each Loan on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Loan shall bear interest from the date of the Borrowing of which such Loan is a part on the outstanding principal balance thereof as set forth in Section 2.09.

          (b) Each Lender shall, and is hereby authorized by the Borrower to, maintain, in accordance with its usual practice, records evidencing the indebtedness of the Borrower to such Lender hereunder from time to time, including the amounts and Types of and the Interest Periods applicable to the Loans made by such Lender from time to time and the amounts of principal and interest paid to such Lender from time to time in respect of such Loans.

          (c)  The entries made in the records maintained pursuant to paragraph
(b) of this Section 2.08 and in the Register maintained by the Administrative Agent pursuant to Section 9.04(d) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower to which such entries relate;

provided, however, that the failure of any Lender or the Administrative Agent to
- --------  -------
maintain or to make any entry in such records or the Register, as applicable, or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          SECTION 2.09.  Interest on Loans.  (a)  Subject to the provisions of
                         ------------------
Section 2.10, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

          (b) Subject to the provisions of Section 2.10, the Loans comprising each CD Borrowing shall bear interest

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

(computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect.

          (c) Subject to the provisions of Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

          (d) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

          (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate, Adjusted CD Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the Borrower and each Lender, as appropriate, of such determination.

          SECTION 2.10.  Default Interest.  If the Borrower shall default in the
                         -----------------
payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the Alternate Base Rate plus 1%.

          SECTION 2.11.  Alternate Rate of Interest.  (a)  In the event, and on
                         ---------------------------
each occasion, that on the day two

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

Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or (ii) that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or (iii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) in the event the circumstances referred to in (i) or (iii) above are applicable, any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the CAF Agent and (B) any request by the Borrower for a Eurodollar Standby Borrowing shall be deemed to be a request for an ABR Borrowing (x) as to all Lenders, in the event the circumstances referred to in (i) or (iii) above are applicable, or (y) as to each affected Lender, in the event only the circumstances referred to in (ii) above are applicable. In the event the circumstances referred to in (ii) above are applicable, all payments and prepayments of principal which would otherwise have been made on account of Eurodollar Loans of the affected Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of such Eurodollar Loans. Each determination by the Administrative Agent hereunder shall be conclusive absent demonstrable error.

          (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined the Administrative Agent shall have determined (i) that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Administrative Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or (ii) that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Lender of making or maintaining its CD Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the

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
event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a CD Borrowing shall be deemed to be a request for an ABR Borrowing (i) as to all Lenders, in the event the circumstances referred to in (i) above are applicable, or (ii) as to each affected Lender, in the event only the circumstances referred to in (ii) above are applicable. In the event the circumstances referred to under (ii) above are applicable, all payments and prepayments of principal which would otherwise have been made on account of CD Loans of the affected Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of such Loans. Each determination by the Administrative Agent hereunder shall be conclusive absent demonstrable error.

          SECTION 2.12.  Termination and Reduction of Commitments.  (a)  The
                         -----------------------------------------
Commitments shall be automatically terminated on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the
                      --------  -------
Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

          (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued to but not including the date of such termination or reduction.

          SECTION 2.13.  Prepayment.  (a)  The Borrower shall have the right at
                         -----------
any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent: (i) before 12:00 noon, New York City

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
time, three Business Days prior to prepayment, in the case of Eurodollar Loans,
(ii) before 12:00 noon, New York City time, two Business Days prior to prepayment, in the case of CD Loans, and (iii) before 12:00 noon, New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided,
                                                                      --------
however, that each partial prepayment shall be in an amount which is an integral
- -------
multiple of $1,000,000 and not less than $10,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.12, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby Loans outstanding will not exceed the Total Commitment after giving effect to such termination or reduction.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.13 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.14.  Reserve Requirements; Change in Circumstances.  (a)
                         ----------------------------------------------
Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted CD
Rate), or shall impose on such Lender or the

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

London interbank market any other condition affecting this Agreement or any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan, CD Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it shall have been aware of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

          (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

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

          (c) A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or
(b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same.

          (d) Except as provided in this paragraph, failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed. No Lender shall be entitled to compensation under this Section 2.14 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 60 days after the later of
(i) such date and (ii) the date on which it shall have become aware of such costs or reductions.

          SECTION 2.15.  Change in Legality.  (a)  Notwithstanding any other
                         -------------------
provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Borrowing unless such declaration shall be subsequently withdrawn (and such Lender agrees to withdraw any such declaration if legally permissible); and

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

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans (or in the case of a Eurodollar Competitive Loan, a Loan bearing interest at a rate equal to the Alternate Base Rate), as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          SECTION 2.16.  Indemnity.  The Borrower shall indemnify each Lender
                         ----------
against any actual loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing or continuation has been given pursuant to Section 2.03, 2.04 or 2.06, (c) any payment, prepayment or conversion of a Eurodollar Loan, CD Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made or deemed made, and any assignment of a Loan pursuant to Section 2.21, on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any actual loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan, CD Loan or Fixed Rate Loan.

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

Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, not borrowed, not refinanced, not converted, not continued or assigned (assumed to be the LIBO Rate or Adjusted CD Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, failure to borrow, failure to refinance, failure to convert, failure to continue or assignment to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, refinance, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, not borrowed, not refinanced, not converted, not continued or assigned for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error.

          SECTION 2.17.  Pro Rata Treatment.  Except as required under Section
                         -------------------
2.15, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining (i) the aggregate available Commitments of the Lenders at any time and (ii) the available Commitment of each Lender, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those

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

Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.18.  Sharing of Setoffs.  Each Lender agrees that if it
                         -------------------
shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) from the Borrower or its assets in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided,
                                                                  --------
however, that, if any such purchase or purchases or adjustments shall be made
- -------
pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower in the amount of such participation.

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

          SECTION 2.19.  Payments.  (a)  The Borrower shall make each payment
                         ---------
(including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under each other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 712 Main Street, Houston, Texas, in immediately available funds.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.20.  Taxes.  (a)  Any and all payments by the Borrower
                         ------
hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes, levies, imposts, deductions, charges and withholdings imposed
- ---------
on the Administrative Agent's or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise, capital or license taxes imposed on the Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which it is organized, domiciled, resident or doing business (other than doing business as a result of its participation in the transactions contemplated by the Loan Documents) or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower (or the Administrative Agent, as applicable) shall make such deductions at the applicable rate and (iii) the Borrower (or

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
the Administrative Agent, as applicable) shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.20) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor; provided, however,
                                                          --------  -------
that the Borrower shall not have any obligation to indemnify the Administrative Agent or any Lender (or Transferee) for interest and penalties that are imposed on the Administrative Agent or such Lender (or Transferee) with respect to the period after the expiration of the Notice Period with respect to any Tax if such Administrative Agent or such Lender fails to give written notice to the Borrower within 45 days of its receipt of any written assertion by the relevant taxing authority or other Governmental Authority that such Tax is due with respect to the transactions contemplated by the Loan Documents (such 45 day period being the "Notice Period" referred to above). If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund (or a credit against taxes not indemnifiable hereunder) in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund (or credit) and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Administrative Agent receives a refund (or a credit against taxes not indemnifiable hereunder) in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the

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

Administrative Agent has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund (or credit) and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund (or credit) pursuant hereto), repay such refund (or credit) to the Borrower, net of all out-of-pocket expenses (including taxes not indemnifiable hereunder, to the extent that no deduction or credit has previously been claimed and utilized in connection therewith by such Lender) of such Lender but including interest received from a taxing authority or other Governmental Authority and fairly attributable to such refund; provided that the Borrower, upon the request of such Lender (or
        --------
Transferee) or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Each of the Administrative Agent, each Lender and each Transferee, with respect to itself, agrees to indemnify and hold harmless the Borrower (and, in the case of each Lender and each Transferee, to indemnify and hold harmless the Administrative Agent) from any taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Borrower (or the Administrative Agent, as applicable) as a result of the failure of the Borrower to comply with clauses (ii) and (iii) of Section 2.20(a) in reliance on any form or certificate provided to it by such person pursuant to Section 2.20(f).

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or other customary evidence of such payment.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) On or prior to the Closing Date (in the case of any Lender and the Administrative Agent) and on or prior to the date any Transferee becomes a Transferee hereunder

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

(in the case of any Transferee), and, upon written request of the Borrower or the Administrative Agent, on or prior to the immediately following due date of any payment by the Borrower hereunder, each Lender (or Transferee) which is organized outside the United States shall deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder and in respect of the Loans are not subject to United States withholding tax the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States.

          (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States withholding tax pursuant to paragraph (a) above except to the extent such United States withholding tax (a) results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (and, in the case of a Transferee, after the date of assignment or transfer) or (b) in the case of a Transferee, is imposed at a rate that does not exceed the rate (determined at the time of transfer or assignment) of United States withholding tax with respect to which the Borrower was required to pay to such Transferee's transferor or assignor.

          SECTION 2.21.  Termination or Assignment of Commitments Under Certain
                         ---------------------------- -------------------------
Circumstances.  (a)  Any Lender (or Transferee) claiming any additional amounts
- --------------
payable pursuant to Section 2.14 or Section 2.20 shall use

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
reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

          (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.14 or 2.15, or the Borrower shall be required to make additional payments to any Lender under Section 2.20, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, (a) to terminate the Commitment of such Lender or (b) to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to another financial institution acceptable to the Administrative Agent which shall assume such obligations;

provided that (i) no such termination or assignment shall conflict with any law,
- --------
rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to each of the Lenders that:

          (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Borrower possesses all corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would result in a Material Adverse Effect.

          (b) The execution, delivery and performance by the Borrower of this Agreement are within the

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

     Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's certificate of incorporation or by-laws or (ii) any law or contractual restriction binding on or affecting the Borrower.

          (c) There is no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority (including, without limitation, the ICC) required for the due execution, delivery and performance by the Borrower of this Agreement which has not been obtained or made, as the case may be.

          (d) This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by the applicability of equitable principles.

          (e) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1993, and the related consolidated statements of income and cash flows for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of the Borrower and such Subsidiaries as at such date and the results of their operations for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 1993, there has been no material adverse change in such condition or operations.

          (f) There is no pending or threatened action or proceeding against or involving the Borrower before any Governmental Authority or arbitrator which has a reasonable probability (taking into account the exhaustion of all appeals) of resulting in a Material Adverse Effect.

          (g) The Borrower has duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to pay which would result in a Material Adverse Effect unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Borrower.

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

     (h)  The Borrower has good title to its properties and assets except for
     (i) existing or future liens, security interests, mortgages, conditional sales arrangements and other encumbrances (including, without limitation, reversionary title interests) either securing Debt or other liabilities of the Borrower or any of its Subsidiaries or which the Borrower in its reasonable business judgment determines would not be reasonably expected to materially interfere with the railroad business or railroad operations of the Borrower and its Subsidiaries as conducted from time to time and (ii) irregularities therein which do not materially interfere with the business or operations of the Borrower and its Subsidiaries as conducted from time to time.

          (i) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under paragraph (g) of
     Article VII.

          (j) The statement of assets and liabilities of each Plan covered by the report of Coopers & Lybrand referred to below as of December 31, 1993, and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the plan year then ended, reported on by Coopers & Lybrand, copies of which have been furnished to the Administrative Agent, fairly present the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

          (k) Neither the Borrower nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), exceeds $50,000,000.

          (l) Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning

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
     of Title IV of ERISA, the effect of which reorganization or termination would be the occurrence of an Event of Default under paragraph (i) of
     Article VII.

          (m) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
     No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

          (n) Neither the Borrower nor any Subsidiary is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          (o) The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

          (p) Neither the Borrower nor any of its Subsidiaries is, to the best of its knowledge, in violation of any law or statute, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, where such violation or default would result in a Material Adverse Effect.

          (q) On the Closing Date, there has been no material adverse change in or affecting the business, assets, liabilities or operations of the Borrower or in the condition (financial or otherwise) or prospects of the Borrower from those shown in the information furnished to the Lenders prior to the date hereof.

          (r) To the best knowledge of the Borrower, on the Closing Date all insurable properties of the Borrower and each Subsidiary are adequately insured as part of an insurance program including risk retention and self insurance by financially sound and reputable insurers to such extent and against such risks and liabilities

[6700-070(X)RAF/A08B.WPF/30D/4674W]

     (including liability under Federal, state, local and other statutes and regulations relating to the environment or to employee health and safety) as is customary with companies similarly situated and in the same or similar businesses.


ARTICLE IV.  CONDITIONS OF LENDING

          The obligations of the Lenders to make Loans hereunder are subject to
(a) the Commitments having become effective as provided in Section 4.01 below and (b) the satisfaction of the conditions set forth in Section 4.02 below.

          SECTION 4.01.  Conditions to Effectiveness of Commitments.  The
                         ------------------------------ ------------
Commitments shall become effective at such time as the following conditions shall have been satisfied:

          (a) The Agents shall have received the favorable written opinion of Francis T. Kelly, Esq., counsel for the Borrower, dated the date hereof and addressed to the Agents and the Lenders, to the effect set forth in Exhibit D hereto, and the Borrower hereby instructs such counsel to deliver such opinion to the Agents.

          (b) The Agents shall have received a favorable written opinion of Douglas J. Babb, Vice President and General Counsel of the Borrower as to certain ICC regulatory matters, dated the date hereof and addressed to the Agents and the Lenders, to the effect set forth in Exhibit E hereto, and the Borrower hereby instructs such counsel to deliver such opinion to the Agents.

          (c) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Lenders and their counsel and to Cravath, Swaine & Moore, counsel for the Agents.

          (d) The Agents shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a date shortly before the date hereof by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a date shortly before the date hereof, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated

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
     the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
     (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel or Cravath, Swaine & Moore, counsel for the Agents, may reasonably request.

          (e) The Agents shall have received a certificate, dated the date hereof and signed by the treasurer or the chief financial officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02.

          (f) All fees, expenses and other amounts payable pursuant to the Existing Facility, including all outstanding loans thereunder and accrued interest thereon, shall have been paid in full, and the commitments of the lenders thereunder shall have been terminated.

          SECTION 4.02.  Conditions to All Borrowings.  On the date of each
                         -----------------------------
Borrowing, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.05:

          (a) The Agents shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

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

          (b) The representations and warranties set forth in Article III hereof (except, in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, those contained in paragraphs (e),
     (f), (g), (h) and (j) of Article III, and, except in the case of any Borrowing on a date after the Closing Date, that contained in paragraph (j) of Article III) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.02.


ARTICLE V.  AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees with each Lender and the Agents that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will:

          SECTION 5.01.  Existence; Businesses and Properties.  (a)  Preserve
                         -------------------------------------
and maintain its corporate existence, rights (charter and statute) and material franchises, except as otherwise permitted by Sections 6.03 and 6.04.

          (b) Comply in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by

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
appropriate proceedings) except where the failure to so comply would not have a Material Adverse Effect.

          (c) Maintain and preserve all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect and except for dispositions thereof permitted by Section 6.02;

          SECTION 5.02.  Insurance.  Maintain insurance with responsible and
                         ----------
reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties as the Borrower.

          SECTION 5.03.  Reporting Requirements.  Furnish to the Agents and each
                         -----------------------
Lender:

          (a) within 60 days after the close of each of the first three quarters of each of the Borrower's fiscal years, a copy of the quarterly report on Form 10-Q containing the consolidated statement of income of the Borrower and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter and the related consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period, each certified by the chief financial officer of the Borrower and accompanied by a certificate of such officer stating (i) that such statement of income and such balance sheet has been prepared in accordance with GAAP, (ii) whether or not he or she has knowledge of the occurrence of any Event of Default or Default which is continuing hereunder and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 5.04, 6.01 and 6.02;

          (b) within 120 days after the close of each of the Borrower's fiscal years, a copy of the annual report on Form 10-K of the Borrower and its consolidated Subsidiaries, including the opinion of independent certified public accountants of internationally recognized standing, together with financial statements consisting of the consolidated balance sheet of the

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                                                                              51

     Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its consolidated Subsidiaries for the year then ended and accompanied by an opinion signed by said accountants stating that
     (i) such financial statements have been prepared in accordance with GAAP and (ii) in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Event of Default or Default which is continuing hereunder;

          (c) within 120 days after the close of each of the Borrower's fiscal years, a certificate of the chief financial officer of the Borrower stating
     (i) whether or not he or she has knowledge of the occurrence of any Event of Default or Default which is continuing hereunder and, if so, stating in reasonable detail the facts with respect thereto, and (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 5.04, 6.01 and 6.02;

          (d) promptly upon their becoming available, all reports on Form 10-K, 10-Q or 8-K, or any successor form, and all proxy statements that the Borrower or the Parent shall file with the Securities and Exchange Commission or any national securities exchange;

          (e) promptly in writing, notice of all litigation and of all proceedings before any governmental or regulatory agencies affecting the Borrower or any Subsidiary, except any litigation or proceeding which is not likely to have any Material Adverse Effect;

          (f) within three Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Event of Default or Default which is continuing, notice of such occurrence together with a detailed statement by a Responsible Officer of the Borrower of the steps being taken by the Borrower or the appropriate Subsidiary to cure the effect of such event;

          (g) as soon as practicable and in any event (i) within 30 days after the Borrower or any ERISA Affiliate knows or has reason to know that any

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                                                                              52

     Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (ii) within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the treasurer or the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

          (h) promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

          (i) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

          (j) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above;

          (k) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the treasurer or the chief financial officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC; and

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                                                                              53

          (l) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of the Borrower as the Agents, or a Lender through the Agents, may from time to time reasonably request.

Each balance sheet and other financial statement furnished pursuant to paragraphs (a) and (b) of this Section 5.03 shall contain comparative information which conforms to the presentation required in Form 10-Q and 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.

          SECTION 5.04.  Consolidated Tangible Net Worth.  Maintain Consolidated
                         --------------------------------
Tangible Net Worth of not less than $1,700,000,000.

          SECTION 5.05.  Taxes.  Pay and discharge promptly all material taxes,
                         -----
assessments and governmental charges or levies, levied or assessed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and
                                 --------  -------
discharge shall not be required with respect to any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings.


ARTICLE VI.  NEGATIVE COVENANTS

          The Borrower covenants and agrees with each Lender and the Agents that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not:

          SECTION 6.01.  Debt.  Create or suffer to exist, or permit its
                         -----
Subsidiaries to create or suffer to exist, any Debt if, immediately after giving effect to such Debt and the receipt and application of any proceeds thereof, the sum of the aggregate amount of Debt of the Borrower and its consolidated Subsidiaries on a consolidated basis would exceed 140% of Consolidated Tangible Net Worth. Notwithstanding anything contained in the foregoing to the contrary, consolidated Debt of the Borrower and its consolidated Subsidiaries, taken as a whole, shall not exceed at any time $3,000,000,000.

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                                                                              54

          SECTION 6.02.  Sale, etc., of Assets.  Sell, lease, dispose of,
                         ----------------------
distribute or otherwise transfer, whether in a single transaction or a series of transactions (collectively, a "Transfer"), all or any part of the property of the Borrower, provided that the Borrower may Transfer:
              --------

          (a) properties (other than properties Transferred pursuant to any other clause of this Section 6.02) having an aggregate net book value for all such Transfers (determined with respect to each such property based on the net book value reflected on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 5.03 prior to the Transfer thereof, in each case determined without regard to any writedown in such net book value subsequent to the date hereof) not in excess of 10% of the total book value of the assets of the Borrower and its consolidated Subsidiaries (as reflected on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 5.03) less the excess of the net book value of all assets transferred since the date of such balance sheet over the amount of cash and the fair market value of all other consideration received in exchange therefor;

          (b) properties to any person, provided that the Borrower or any of its
                                        --------
     Subsidiaries or the Borrower and any of its Subsidiaries has the power, direct or indirect, (i) to vote more than 50% of the securities or interests having ordinary voting power for the election of directors or comparable governing persons of such person or (ii) to direct or cause the direction of the management and policies of such person (whether by contract or otherwise);

          (c) properties abandoned or retired from use in the ordinary course of business;

          (d) properties usable by the Borrower in the operation of its business as a railroad company including, without limitation, the Transfer of accounts receivable, provided that the Borrower Transfers such property in
                          --------
     arms-length transactions in exchange for property or cash of substantially equivalent fair market value usable by the Borrower in the operation of its business as a railroad company, and provided further that the amount of
                                         -------- -------
     property constituting the

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

                                                                              55

     excess, if any, of (i) the fair market value of the property Transferred by the Borrower over (ii) the fair market value of the property received by the Borrower in exchange therefor (in each case, determined as of the date of such Transfer) may be transferred pursuant to clause (a) above on and subject to the terms and conditions of such clause (a); and

          (e) property constituting Margin Stock.

          SECTION 6.03.  Mergers, etc.  Merge or consolidate with any person, or
                         -------------
permit any of its Subsidiaries to merge or consolidate with any person, except that (a) any Subsidiary may merge or consolidate with any other Subsidiary or may merge or liquidate into the Borrower (if the Borrower shall be the continuing or surviving corporation), (b) the Borrower or any Subsidiary may merge or consolidate with any other corporation if (i) (A) the surviving corporation shall be the Borrower or a Subsidiary or (B) the surviving corporation, if not the Borrower or a Subsidiary, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume by a written assignment executed and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, all of the rights and obligations of the Borrower under this Agreement, and (ii) after giving effect to such merger or consolidation no Event of Default or Default shall have occurred and be continuing and (c) the Borrower and any Subsidiary may merge or consolidate as required by a valid order of the ICC.

          SECTION 6.04.  Liens.  Create or (in the case of clause (b) or (d)
                         ------
below) suffer to exist, or permit its Subsidiaries to create or (in the case of clause (b) or (d) below) suffer to exist, any Lien securing (a) Debt of the Borrower or any of its consolidated Subsidiaries, (b) taxes imposed upon the Borrower or any of its consolidated Subsidiaries, (c) reimbursement obligations of the Borrower or any of its consolidated Subsidiaries in respect of letters of credit or (d) liabilities of the Borrower or any of its consolidated Subsidiaries asserted in any legal or other proceeding arising under the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended from time to time, or other similar Federal or state laws, regulations or decrees relating to environmental protection or the release of any hazardous or toxic materials into the environment, in each case, upon or

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                                                                              56

with respect to all or a portion of the cash or accounts receivable of the Borrower or any of its consolidated Subsidiaries arising from income from railroad operations generated in the ordinary course of business (and excluding in any event cash and accounts receivable constituting the proceeds of the sale or other disposition of property), except, in each case for Liens (A) in respect
                                   ------
of taxes, the nonpayment of which would not constitute a default under Section 5.01(b), (B) arising by operation of law in the ordinary course of business, (C) on cash or other property in any bank's possession arising either in the ordinary course of business and securing daylight overdrafts and other Debt incurred in favor of such bank in the ordinary course of the cash management program of the Borrower and its Subsidiaries, or by operation of law, or contractually in the ordinary course of establishing and/or maintaining deposit and other accounts, letters of credit and other banking services (other than the incurrence of indebtedness for borrowed money), (D) on cash or other property in any Lender's possession securing (or entitling any Lender to set off against) amounts owing to any Lender pursuant to this Agreement, (E) securing lessees' obligations under leases referred to in clause (ii) of the definition of Debt, and (F) Liens in respect of any liability referred to in clause (d) above which liability does not have a reasonable probability (taking into account the exhaustion of all corrective and other appropriate procedures and proceedings and/or all appeals) of having a Material Adverse Effect; provided, however, that
                                                         --------  -------
this Section 6.04 shall not restrict the creation or existence of (1) Existing Liens and Liens under Existing Mortgages and (2) Liens securing Debt outstanding from time to time under the Mortgage Indenture.

          SECTION 6.05.  Sales of Accounts Receivable.  Sell any accounts
                         -----------------------------
receivable other than pursuant to the Borrower's receivables sale facilities and any extensions, renewals or replacements of any thereof, provided that the
                                                         --------
aggregate amount of accounts receivable sold pursuant to this Section 6.05 shall in no event exceed $300,000,000.

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

                                                                              57

ARTICLE VII.  EVENTS OF DEFAULT

          In case of the happening (and during the continuance) of any of the following events ("Events of Default"):

          (a)  The Borrower shall (i) fail to pay any principal of any Loan or
     (ii) fail to pay any interest on any Loan or any other amount payable hereunder or pursuant hereto, in each case referred to in this clause (ii) within two Business Days after the same shall be due;

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made;

          (c) The Borrower shall (i) fail to perform or observe any term, covenant or agreement contained in Sections 5.04, 6.01, 6.02 or 6.03 of this Agreement or (ii) fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure referred to in this clause (ii) shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or by any Lender with a copy to the Administrative Agent;

          (d) The Borrower or any Subsidiary shall (i) fail to pay any Debt (excluding Debt hereunder) of the Borrower or any Subsidiary (as the case may be) in an aggregate principal amount of $50,000,000 or more, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) default under any agreement or instrument relating to any Debt (excluding Debt hereunder) in an aggregate principal amount of $25,000,000 or more, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt; or

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                                                                              58

     (iii) default under any agreement or instrument relating to any Debt (excluding Debt hereunder) in an aggregate principal amount of $101,000,000 or more, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to permit the acceleration of the maturity of such Debt, provided that, notwithstanding any provision
                            --------
     contained in this paragraph (d) to the contrary, to the extent that pursuant to the terms of any agreement or instrument relating to any Debt referred to in this paragraph (d), any sale, pledge or disposal of Margin Stock, or utilization of the proceeds thereof would result in a breach of any covenant contained therein or otherwise give rise to a default or event of default thereunder and/or acceleration of the maturity of the Debt extended pursuant thereto and as a result of such terms or of such sale, pledge, disposal, utilization, breach, default, event of default or acceleration, or the provisions hereof relating thereto, this Agreement or any Loan hereunder would otherwise be subject to the margin requirements or any other restriction under Regulation U, then such breach, default, event of default or acceleration shall not constitute a Default or Event of Default under this paragraph (d);

          (e) (i) The Borrower or any Subsidiary shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted or consented to by the Borrower or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; (iii) any such proceeding shall have been instituted against the Borrower or any Subsidiary and either (A) such relief shall have been granted or (B) such proceeding shall have been pending undismissed for a period of 60 consecutive days; or (iv) the Borrower or any Subsidiary shall take any

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

                                                                              59

     corporate action to authorize any of the actions set forth above in this paragraph (e);

          (f) (i) One or more final and non-appealable judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Borrower and/or one or more Subsidiaries and enforcement proceedings shall have been commenced by creditors upon such judgments or orders; or (ii) one or more judgments or orders for the payment of money in excess of $100,000,000 shall be rendered against the Borrower and/or one or more Subsidiaries and either (x) enforcement proceedings shall have been commenced by creditors upon such judgments or orders or (y) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) Any Termination Event with respect to a Material Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto), in each case in respect of which the Borrower or any ERISA Affiliate has liability, is equal to or greater than $50,000,000;

          (h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $50,000,000;

          (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization

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

                                                                              60

     or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $50,000,000; or

          (j)  There shall have occurred a Change in Control;

then, and in any such event, the Administrative Agent shall, at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, (i) declare the Commitment of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that if an Event of Default under paragraph (e) of
          --------  -------
this Article VII (except under clause (i)(A) thereof) shall occur, (A) the Commitment of each Lender to make Loans shall automatically be terminated and
(B) the Loans, all interest thereon and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


ARTICLE VIII.  THE AGENTS

          In order to expedite the transactions contemplated by this Agreement, Texas Commerce Bank National Association and Chemical Bank Agency Services Corporation are hereby appointed to act as Administrative Agent and CAF Agent, respectively, on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly

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                                                                              61

authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

          Neither the Agents nor any of their directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or wilful misconduct, or be responsible for any warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document other than those expressly provided for herein. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness (other than against the Agents) of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any
action or inaction pursuant thereto shall be binding on all the Lenders.   Each
Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons.
Neither the Agents nor any of their directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agents may execute any and all duties hereunder by or through agents or

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

                                                                              62

employees and shall be entitled to rely upon the advice of legal counsel reasonably selected by them with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in the United States, having a combined capital and surplus of at least $50,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the Loans made by them hereunder, the Agents in their individual capacity and not as Agents shall have the same rights and powers as any other Lender and may exercise the same as though they were not the Agents, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if they were not the Agents.

          Each Lender agrees (i) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid

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                                                                              63

for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agents and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against them in their capacity as the Agents or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the
                            --------
Agents for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agents or any of their directors, officers, employees or agents. Each Lender agrees that any reasonable allocation of expenses or other amounts referred to in this paragraph between this Agreement and the Facility A Credit Agreement shall be conclusive and binding for all purposes.

          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  MISCELLANEOUS

          SECTION 9.01. Notices.  Notices and other communications provided for
                        --------
herein shall be in writing and shall

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
be delivered by hand or overnight courier service, mailed or sent by telecopy by the sending party, as follows:

          (a) if to the Borrower, to it at 3200 Continental Plaza, 777 Main Street, Fort Worth, Texas 76102, Attention of Treasurer (Telecopy No. 817-333-7484);

          (b) if to the Administrative Agent, to it at 712 Main Street, Houston, Texas 77002, Attention of Syndications Department (Telecopy No. 713-546-
     2339); with a copy to Texas Commerce Bank National Association, 201 Main Street, 3rd Floor, Fort Worth, Texas 76102, Attention of Corporate Banking (Telecopy No. 817-878-7591);

          (c) if to the CAF Agent, to it at 140 East 45th Street, 29th Floor, New York, NY 10017-3162, Attention of: M. Terri Reilly; and

          (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

          SECTION 9.02.  Survival of Agreement.  All covenants, agreements,
                         ----------------------
representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

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

          SECTION 9.03.  Binding Effect.  This Agreement shall become effective
                         ---------------
when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

          SECTION 9.04.  Successors and Assigns.  (a)  Whenever in this
                         -----------------------
Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided,
                                                                    --------
however, that (i) except in the case of an assignment to a Lender or an
- -------
Affiliate of such Lender, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, taking into account such factors as the financial responsibility and reputation of a proposed assignee), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (and integral multiples of $1,000,000) or, if less, the entire amount of the assigning Lender's Commitment, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and the assigning Lender shall deliver together therewith a processing and recordation fee of $2,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the CAF Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each

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

Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement,
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)) and
(C) Schedule 2.01 shall be deemed amended to give affect to such assignment. Not-withstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Standby Loans and Competitive Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or any other any instrument or document furnished pursuant hereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents

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
and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain at one of its offices in The City of Houston a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of demonstrable error and the Borrower, the Agents and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders.

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

          (f) Each Lender may without the consent of the Borrower or the Agents sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such
                                              --------  -------
Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of
                              --------
information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.
It is understood that confidential information relating to the Borrower would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such
                                                       --------
assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, to the extent permissible without

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
registration under applicable regulations of the ICC, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

          (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Lenders.

          SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrower agrees to pay
                         --------------------
all out-of-pocket expenses incurred by the Agents in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Agents or any Lender. The Borrower further agrees that it shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

          (b) The Borrower agrees to indemnify the Agents, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing to which such Indemnitee reasonably believes that it may

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
become a party, whether or not any Indemnitee is a party thereto; provided that
                                                                  --------
such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this
Section 9.05 shall be payable on written demand therefor.

          SECTION 9.06.  Right of Setoff.  If an Event of Default shall have
                         ----------------
occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the
             --------
validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.07.  Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN
                         ---------------
DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08.  Waivers; Amendment.  (a)  No failure or delay of the
                         -------------------
Agents or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of

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
steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that
                                                       --------  -------
no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.17, the provisions of this Section, any provision of this agreement which by its terms requires the consent or approval of all Lenders or the definition of "Required Lenders", without the prior written consent of each Lender; provided further
                                                            ----------------
that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents hereunder without the prior written consent of the Agents.

          SECTION 9.09.  Interest Rate Limitation.  Notwithstanding anything
                         -------------------------
herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans of such

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

Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

          SECTION 9.10.  Entire Agreement.  This Agreement and the other Loan
                         -----------------
Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11.  Severability.  In the event any one or more of the
                         -------------
provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.12.  Counterparts.  This Agreement may be executed in two or
                         -------------
more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          SECTION 9.13.  Headings.  Article and Section headings and the Table
                         ---------
of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.14.  Jurisdiction; Consent to Service of Process.  (a)  The
                         ----------------------------------- --------
Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto

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
hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will

[6700-070(X)RAF/A08B.WPF/30D/4674W]
affect the right of any party to this Agreement to serve process in any other manner permitted by law.


          IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent and the CAF Agent have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         BURLINGTON NORTHERN RAILROAD
                         COMPANY,

                           by
                                 Robert F. McKenney
                             -------------------------------------
                             Name:   Robert F. McKenney
                             Title:  Senior Vice President
                                     and Treasurer


                         TEXAS COMMERCE BANK NATIONAL
                         ASSOCIATION, individually and as
                         Administrative Agent,

                           by
                                 Loren K. Jensen
                             -------------------------------------
                             Name:  Loren K. Jensen
                             Title: Senior Vice President


                         CHEMICAL BANK AGENCY SERVICES
                         CORPORATION, as CAF Agent,

                           by
                                 Janet M. Belden
                             -------------------------------------
                             Name:   Janet M. Belden
                             Title:  Vice President

                         ABN-AMRO BANK N.V.,

by                           by
        Lila J. Donehoo           Ronald A. Mahle
  ----------------------      ------------------------------------
  Name:  Lila J. Donehoo      Name:   Roanld A. Mahle
  Title: Vice President       Title:  Vice President

[6700-070(X)RAF/A08B.WPF/30D/4674W]

                         THE BOATMEN'S NATIONAL BANK OF ST.
                         LOUIS,

                           by
                                 Dwight D. Erdbruegger
                             -------------------------------------
                             Name:  Dwight D. Erdbruegger
                             Title:  Vice President


                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION,

                           by
                                 Wayne H. Riess
                             -------------------------------------
                             Name:  Wayne H. Riess
                             Title:  Vice President


                         THE BANK OF NEW YORK,

                           by
                                 Julie E. Brennan
                             -------------------------------------
                             Name:  Julie E. Brennan
                             Title:  Vice President


                         THE BANK OF NOVA SCOTIA,

                           by
                                 A. S. Norsworthy
                             -------------------------------------
                             Name:  A. S. Norsworthy
                             Title:  Assistant Agent


                         THE BANK OF TOKYO, LTD., Dallas
                         Agency,

                           by
                                 J. Beckwith
                             -------------------------------------
                             Name:  J. Beckwith
                             Title:  Vice President

[6700-070(X)RAF/A08B.WPF/30D/4674W]

                         CAISSE NATIONALE DE CREDIT AGRICOLE,

                           by
                                 David Bouhl
                             -------------------------------------
                             Name:  David Bouhl
                             Title:  First Vice President


                         THE CHASE MANHATTAN BANK, N.A.,

                           by
                                 Francis M. Cox, III
                             -------------------------------------
                             Name:  Francis M. Cox, III
                             Title:  Vice President


                         CIBC, INC.,

                           by
                                 J. D. Westland
                             --------------------------------------
                             Name:  J. D. Westland
                             Title:  Vice President


                         CITIBANK, N.A.,

                           by
                                 Barbara A. Cohen
                             -------------------------------------
                             Name:  Barbara A. Cohen
                             Title:  Vice President


                         COOPERATIEVE CENTRALE RAIFFEISEN-
                         BOERENLEENBANK B.A., "RABOBANK
                         NEDERLAND", New York Branch

                           by
                                 Anita Vogel
                             -------------------------------------
                             Name:  Anita Vogel
                             Title:  Vice President


                           by
                                  Ian Reece
                              ------------------------------------
                              Name:  Ian Reece
                              Title:  Vice President and Manager

[6700-070(X)RAF/A08B.WPF/30D/4674W]

                         CREDIT LYONNAIS New York Branch

                           by
                                  Alain Papiasse
                              ------------------------------------
                              Name:  Alain Papiasse
                              Title:  Senior Vice President,
                                      Deputy General Manger


                         CREDIT LYONNAIS Cayman Island Branch

                           by
                                 Alain Papiasse
                             -------------------------------------
                             Name:  Alain Papiasse
                             Title:  Authorized Signature


                         THE DAI-ICHI KANGYO BANK, LIMITED,
                         Los Angeles Agency,

                           by
                                 Tomohiro Nozaki
                             -------------------------------------
                             Name:  Tomohiro Nozaki
                             Title:  Senior Vice President
                                     and Joint General
                                     Manager


                         FIRST BANK NATIONAL ASSOCIATION,

                           by
                                 Megan G. Mourning
                             -------------------------------------
                             Name:  Megan G. Mourning
                             Title:  Vice President


                         FIRST INTERSTATE BANK OF TEXAS N.A.,

                           by
                                 Todd Robichaux
                             -------------------------------------
                             Name:  Todd Robichaux
                             Title:  Assistant Vice President

[6700-070(X)RAF/A08B.WPF/30D/4674W]

                         THE FIRST NATIONAL BANK OF BOSTON,

                           by
                                 Dexter Freeman
                             -------------------------------------
                             Name:  Dexter Freeman
                             Title:  Vice President


                         THE FIRST NATIONAL BANK OF CHICAGO,

                           by
                                 Michael J. Kolosowsky
                             -------------------------------------
                             Name:  Michael J. Kolosowsky
                             Title:  Assistant Vice President


                         THE FUJI BANK, LIMITED, Houston Agency,

                           by
                                 David Kelley
                             -------------------------------------
                             Name:  David Kelley
                             Title:  Vice President and
                                      Senior Manager


                         MELLON BANK, N.A.,

                           by
                                 V. Charles Jackson
                             -------------------------------------
                             Name:  V. Charles Jackson
                             Title:  Senior Vice President


                         MERCANTILE BANK OF ST. LOUIS
                         NATIONAL ASSOCIATION,

                           by
                                 Edward A. Cheney
                             -------------------------------------
                             Name:  Edward A. Cheney
                             Title:  Vice President

[6700-070(X)RAF/A08B.WPF/30D/4674W]

                         THE MITSUBISHI BANK, LIMITED, New
                         York Branch,

                           by
                                 Paula Mueller
                             -------------------------------------
                             Name:  Paula Mueller
                             Title:  Vice President


                         MORGAN GUARANTY TRUST COMPANY OF NEW
                         YORK,

                           by
                                 Michael C. Mauer
                             -------------------------------------
                             Name:  Michael C. Mauer
                             Title:  Vice President


                         NBD BANK, N.A.,

                           by
                                 D. Andrew Bateman
                             -------------------------------------
                             Name:  D. Andrew Bateman
                             Title:  First Vice President


                         THE NORTHERN TRUST COMPANY,

                           by
                                 Martin G. Alston
                             -------------------------------------
                             Name:  Martin G. Alston
                             Title:  Vice President


                         PNC BANK, National Association,

                           by
                                 Jeffrey S. Nurkiewicz
                             -------------------------------------
                             Name:  Jeffrey S. Nurkiewicz
                             Title:  Commercial Banking
                                      Officer

[6700-070(X)RAF/A08B.WPF/30D/4674W]

                         THE SANWA BANK, LIMITED,

                           by
                                 Blake Wright
                             -------------------------------------
                             Name:  Blake Wright
                             Title:  Assistant Vice President


                         SOCIETE GENERALE, Southwest Agency,

                           by
                                 Louis P. LaVille, III
                             -------------------------------------
                             Name:  Louis P. LaVille
                             Title:  Vice President

                         THE SUMITOMO BANK, LIMITED,

                           by
                                 Hiroshi Amano
                             -------------------------------------
                             Name:  Hiroshi Amano
                             Title:  General Manager


                         THE TOKAI BANK, LIMITED,

                           by
                                 Hitoshi Ozawa
                             -------------------------------------
                             Name:  Hitoshi Ozawa
                             Title:  Assistant General
                                      Manager


                         THE TORONTO-DOMINION BANK,

                           by
                                 Lisa Allison
                             -------------------------------------
                             Name:  Lisa Allison
                             Title:  Manager, Credit
                                      Administration

[6700-070(X)RAF/A08B.WPF/30D/4674W]

                         UNION BANK OF SWITZERLAND, Houston Agency,

                           by
                                 Jan Buettgen
                             -------------------------------------
                             Name:  Jan Buettgen
                             Title:  Assistant Vice President


                           by
                                 Evans Swann
                             -------------------------------------
                             Name:  Evans Swann
                             Title:  Vice President


                         WACHOVIA BANK OF GEORGIA, N.A.,

                           by
                                 Terry L. Akins
                             -------------------------------------
                             Name:  Terry L. Akins
                             Title:  Senior Vice President

[6700-070(X)RAF/A08B.WPF/30D/4674W]